NEWS RELEASE For More Information: Heather J. Wietzel • SVP, Investor Relations 800-282-6242 • 205-776-3028 • InvestorRelations@ProAssurance.com

ProAssurance Reports Results for Third Quarter 2025
BIRMINGHAM, AL – November 4, 2025 – ProAssurance Corporation (NYSE: PRA), an industry-leading specialty insurer with extensive expertise in medical professional liability, today reported net income of $1.4 million, or $0.03 per diluted share, and operating income(1) of $7.9 million, or $0.15 per diluted share, for the three months ended September 30, 2025. For the nine months ended September 30, 2025, net income was $17.5 million, or $0.34 per diluted share, and operating income was $41.5 million, or $0.80 per diluted share.
Third Quarter Highlights(2)
•Operating performance continues to demonstrate progress toward premium rate levels appropriate for the challenging conditions in the medical professional liability and workers’ compensation markets. Net results were impacted by non-operating items totaling $6.5 million and $23.9 million for the three and nine months ended September 30, 2025, respectively, which are discussed under “Reconciliation of Net Income (Loss) to Non-GAAP Operating Income (Loss)” on page 7.
•Consolidated net premiums written were $261.3 million for the quarter, including net premiums written of $197.7 million for our Medical Professional Liability business, which makes up over 95% of the Specialty P&C segment, and $43.4 million for the Workers’ Compensation Insurance segment.
•Specialty P&C renewal premium increases of 8% this quarter are part of the cumulative premium change of more than 80% we have accomplished since 2018 in the medical professional liability market. Retention for the entire Specialty P&C segment, as well as for our standard physician Medical Professional Liability book of business, was 84% for the third quarter of 2025, largely in line with recent trends. We continue to forgo renewal and new business opportunities when we believe they do not meet our expectation of rate adequacy in the current medical professional liability loss environment.
•Consolidated Non-GAAP combined ratio(1) was 112.2% in the third quarter, including a 109.1% Non-GAAP combined ratio for the Specialty P&C segment(1). The consolidated Non-GAAP combined ratio for the 2025 nine-month period was 108.8%, improved 1.2 percentage points from the same period in 2024.
•Consolidated net investment income increased 8.5%, reflecting higher average book yields. Earnings from limited partnership investments (reported as equity in earnings of unconsolidated subsidiaries) reflected lower market valuations during the second quarter of 2025.
•Book value per share was $25.37 at September 30, 2025, up $1.88 from $23.49 at year-end 2024; Non-GAAP adjusted book value per share(1) was $27.14 compared with $26.86 at year end.
“Our history in medical professional liability has taught us that our focused efforts will be successful over the long-term in this cyclical market and we are pleased with the progress we continue to see,” said Ned Rand, President and Chief Executive Officer of ProAssurance. “Joining forces with The Doctors Company through the transaction we announced in March will allow our organizations to continue to serve today’s healthcare providers with the necessary scale and breadth of capabilities.
“Closing the transaction remains subject to approval from insurance regulators in the jurisdictions where we have operating subsidiaries domiciled. To date, The Doctors Company has received final approval from insurance regulators in Alabama, the District of Columbia, Illinois, Missouri, and Vermont. Review of the proposed transaction by insurance regulators remains pending in California, Pennsylvania, and Texas. The timing for completion of the pending reviews is uncertain and outside our control, but in light of progress made, we currently anticipate closing the transaction by June 30, 2026,” Rand added. “The Federal Trade Commission granted the transaction early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in July and ProAssurance shareholders overwhelmingly approved the transaction in June.”
(1) Represents a Non-GAAP financial measure that excludes certain items that are not indicative of the performance of our ongoing core operations. See a reconciliation of the Non-GAAP financial measure to its GAAP counterpart under the heading “Non-GAAP Financial Measures” that follows.
(2) Comparisons are to the third quarter of 2024 unless otherwise noted.
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CONSOLIDATED INCOME STATEMENT HIGHLIGHTS
Selected consolidated financial data for each period is summarized in the table below.
	Three Months Ended September 30			Nine Months Ended September 30
($ in thousands, except per share data)	2025	2024	Change	2025	2024	Change
Revenues
Gross premiums written(1)	$290,440	$307,940	(5.7%)	$811,188	$843,202	(3.8%)
Net premiums written	$261,339	$279,546	(6.5%)	$733,029	$765,130	(4.2%)
Net premiums earned	$233,404	$243,160	(4.0%)	$702,086	$727,176	(3.5%)
Net investment income	40,442	37,272	8.5%	116,326	107,727	8.0%
Equity in earnings (loss) of unconsolidated subsidiaries	4,731	4,767	(0.8%)	13,330	16,383	(18.6%)
Net investment gains (losses)(2)	841	2,252	(62.7%)	(626)	5,146	(112.2%)
Other income (expense)(1)	136	(2,198)	106.2%	(2,731)	3,872	(170.5%)
Total revenues(1)	279,554	285,253	(2.0%)	828,385	860,304	(3.7%)
Expenses
Net losses and loss adjustment expenses	186,199	176,331	5.6%	536,097	557,025	(3.8%)
Underwriting, policy acquisition and operating expenses(1)	81,418	80,389	1.3%	245,521	238,408	3.0%
SPC U.S. federal income tax expense (benefit)	658	377	74.5%	1,913	1,043	83.4%
SPC dividend expense (income)	1,674	1,360	23.1%	3,762	2,479	51.8%
Interest expense	5,236	5,698	(8.1%)	15,620	17,004	(8.1%)
Total expenses(1)	275,185	264,155	4.2%	802,913	815,959	(1.6%)
Income (loss) before income taxes	4,369	21,098	(79.3%)	25,472	44,345	(42.6%)
Income tax expense (benefit)	2,923	4,657	(37.2%)	7,927	7,770	2.0%
Net income (loss)	$1,446	$16,441	(91.2%)	$17,545	$36,575	(52.0%)
Non-GAAP operating income (loss)(3)	$7,896	$16,454	(52.0%)	$41,474	$30,426	36.3%
Weighted average number of common shares outstanding
Basic	51,414	51,156		51,317	51,077
Diluted	51,755	51,277		51,627	51,217
Earnings (loss) per share
Net income (loss) per diluted share	$0.03	$0.32	$(0.29)	$0.34	$0.71	$(0.37)
Non-GAAP operating income (loss) per diluted share	$0.15	$0.32	$(0.17)	$0.80	$0.59	$0.21
(1) Consolidated totals include inter-segment eliminations. The eliminations affect individual line items only and have no effect on net income (loss). See Note 12 of the Notes to Condensed Consolidated Financial Statements in our September 30, 2025 report on Form 10-Q for amounts by line item.
(2) This line item typically includes both realized and unrealized investment gains and losses and investment impairments losses. Detailed information regarding the components of net investment gains (losses) are included in Note 3 of the Notes to Condensed Consolidated Financial Statements in our September 30, 2025 report on Form 10-Q.
(3) See a reconciliation of net income (loss) to Non-GAAP operating income (loss) under the heading “Non-GAAP Financial Measures” that follows.
The abbreviation “nm” indicates that the information or the percentage change is not meaningful.
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BALANCE SHEET HIGHLIGHTS
($ in thousands, except per share data)	September 30, 2025	December 31, 2024
Total investments	$4,437,855	$4,367,427
Total assets	$5,552,173	$5,574,273
Total liabilities	$4,247,921	$4,372,524
Common shares (par value $0.01)	$640	$638
Retained earnings	$1,452,270	$1,434,725
Treasury shares	$(469,694)	$(469,694)
Shareholders’ equity	$1,304,252	$1,201,749
Book value per share	$25.37	$23.49
Non-GAAP adjusted book value per share(1)	$27.14	$26.86
(1) Adjusted book value per share is a Non-GAAP financial measure. See a reconciliation of book value per share to Non-GAAP adjusted book value per share under the heading “Non-GAAP Financial Measures” that follows.

CONSOLIDATED KEY RATIOS
	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
Current accident year net loss ratio	81.3%	81.5%	80.6%	80.5%
Effect of prior accident years’ reserve development	(1.5%)	(9.0%)	(4.2%)	(3.9%)
Net loss ratio	79.8%	72.5%	76.4%	76.6%
Underwriting expense ratio	34.9%	33.1%	35.0%	32.8%
Combined ratio	114.7%	105.6%	111.4%	109.4%
Non-GAAP combined ratio(2)	112.2%	106.4%	108.8%	110.0%
Operating ratio	97.4%	90.3%	94.8%	94.6%
Non-GAAP operating ratio(2)	94.8%	90.7%	92.1%	94.8%
Return on equity(1)	0.4%	5.6%	1.9%	4.2%
Non-GAAP operating return on equity(1)(2)	2.4%	5.6%	4.4%	3.5%
(1) Annualized. Refer to our September 30, 2025 report on Form 10-Q under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.
(2) Represents a Non-GAAP financial measure. See a reconciliation to their GAAP counterparts under the heading “Non-GAAP Adjusted Key Ratios” that follows.

SPECIALTY P&C SEGMENT RESULTS

	Three Months Ended September 30			Nine Months Ended September 30
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross premiums written	$229,507	$244,007	(5.9%)	$621,128	$645,902	(3.8%)
Net premiums written	$205,616	$221,490	(7.2%)	$562,208	$589,209	(4.6%)
Net premiums earned	$180,787	$188,704	(4.2%)	$543,351	$562,137	(3.3%)
Other income (expense)	996	1,395	(28.6%)	6,904	4,984	38.5%
Total revenues	181,783	190,099	(4.4%)	550,255	567,121	(3.0%)
Net losses and loss adjustment expenses	(149,343)	(136,337)	9.5%	(425,338)	(434,564)	(2.1%)
Underwriting, policy acquisition and operating expenses	(50,921)	(51,854)	(1.8%)	(146,564)	(154,147)	(4.9%)
Total expenses	(200,264)	(188,191)	6.4%	(571,902)	(588,711)	(2.9%)
Segment results	$(18,481)	$1,908	(1,068.6%)	$(21,647)	$(21,590)	(0.3%)

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SPECIALTY P&C SEGMENT NON-GAAP ADJUSTED KEY RATIOS(1)
	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
Current accident year net loss ratio	83.4%	83.2%	83.0%	83.0%
Effect of prior accident years’ reserve development	(2.6%)	(10.7%)	(5.4%)	(5.2%)
Net loss ratio	80.8%	72.5%	77.6%	77.8%
Underwriting expense ratio	28.3%	27.5%	26.9%	27.5%
Combined ratio	109.1%	100.0%	104.5%	105.3%
(1) Represents Non-GAAP financial measures. See a reconciliation to their GAAP counterparts under the heading “Non-GAAP Adjusted Key Ratios” that follows.
WORKERS’ COMPENSATION INSURANCE SEGMENT RESULTS

	Three Months Ended September 30			Nine Months Ended September 30
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross premiums written	$60,933	$63,933	(4.7%)	$190,060	$197,292	(3.7%)
Net premiums written	$43,396	$46,318	(6.3%)	$136,371	$136,664	(0.2%)
Net premiums earned	$40,972	$41,829	(2.0%)	$124,038	$124,692	(0.5%)
Other income (expense)	414	537	(22.9%)	1,237	1,483	(16.6%)
Total revenues	41,386	42,366	(2.3%)	125,275	126,175	(0.7%)
Net losses and loss adjustment expenses	(30,727)	(32,193)	(4.6%)	(92,027)	(95,980)	(4.1%)
Underwriting, policy acquisition and operating expenses	(15,794)	(14,383)	9.8%	(48,184)	(44,008)	9.5%
Total expenses	(46,521)	(46,576)	(0.1%)	(140,211)	(139,988)	0.2%
Segment results	$(5,135)	$(4,210)	(22.0%)	$(14,936)	$(13,813)	(8.1%)

WORKERS’ COMPENSATION INSURANCE SEGMENT KEY RATIOS
	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
Current accident year net loss ratio	75.0%	77.0%	75.0%	77.0%
Effect of prior accident years’ reserve development	—%	—%	(0.8%)	—%
Net loss ratio	75.0%	77.0%	74.2%	77.0%
Underwriting expense ratio	38.5%	34.4%	38.8%	35.3%
Combined ratio	113.5%	111.4%	113.0%	112.3%
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SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT RESULTS
	Three Months Ended September 30			Nine Months Ended September 30
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross premiums written	$14,225	$13,650	4.2%	$40,001	$45,467	(12.0%)
Net premiums written	$12,327	$11,738	5.0%	$34,450	$39,257	(12.2%)
Net premiums earned	$11,645	$12,627	(7.8%)	$34,697	$40,347	(14.0%)
Net investment income	1,100	1,009	9.0%	2,818	2,687	4.9%
Net investment gains (losses)	796	599	32.9%	1,779	2,327	(23.5%)
Other income (expense)	1	1	—%	18	1	1,700.0%
Net losses and loss adjustment expenses	(6,129)	(7,801)	(21.4%)	(18,732)	(26,481)	(29.3%)
Underwriting, policy acquisition and operating expenses	(4,157)	(4,143)	0.3%	(12,239)	(14,105)	(13.2%)
SPC U.S. federal income tax (expense) benefit (1)	(658)	(377)	74.5%	(1,913)	(1,043)	83.4%
SPC net results	2,598	1,915	35.7%	6,428	3,733	72.2%
SPC dividend (expense) income (2)	(1,674)	(1,360)	23.1%	(3,762)	(2,479)	51.8%
Segment results (3)	$924	$555	66.5%	$2,666	$1,254	112.6%
(1) Represents the provision for U.S. federal income taxes for SPCs at Inova Re, which have elected to be taxed as a U.S. corporation under Section 953(d) of the Internal Revenue Code. U.S. federal income taxes are included in the total SPC net results and are paid by the individual SPCs.

(2) Represents the net (profit) loss attributable to external cell participants.
(3) Represents our share of the net profit (loss) and OCI of the SPCs in which we participate.

SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT KEY RATIOS
	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
Current accident year net loss ratio	74.0%	77.9%	68.8%	69.5%
Effect of prior accident years’ reserve development	(21.4%)	(16.1%)	(14.8%)	(3.9%)
Net loss ratio	52.6%	61.8%	54.0%	65.6%
Underwriting expense ratio	35.7%	32.8%	35.3%	35.0%
Combined ratio	88.3%	94.6%	89.3%	100.6%

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CORPORATE SEGMENT

	Three Months Ended September 30			Nine Months Ended September 30
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Net investment income	$39,342	$36,263	8.5%	$113,508	$105,040	8.1%
Equity in earnings (loss) of unconsolidated subsidiaries:
All other investments, primarily investment fund LPs/LLCs	3,954	5,218	(24.2%)	12,548	16,546	(24.2%)
Tax credit partnerships	777	(451)	272.3%	782	(163)	579.8%
Total equity in earnings (loss) of unconsolidated subsidiaries:	4,731	4,767	(0.8%)	13,330	16,383	(18.6%)
Net investment gains (losses)	45	1,653	(97.3%)	(2,405)	(3,921)	38.7%
Other income (expense)	(1,003)	(3,850)	73.9%	(10,040)	(1,340)	(649.3%)
Operating expenses(1)	(7,835)	(10,290)	(23.9%)	(24,806)	(27,084)	(8.4%)
Interest expense	(5,236)	(5,698)	(8.1%)	(15,620)	(17,004)	(8.1%)
Income tax (expense) benefit(1)	(2,928)	(4,657)	(37.1%)	(9,001)	(7,837)	14.9%
Segment results	$27,116	$18,188	49.1%	$64,966	$64,237	1.1%
Consolidated effective tax rate	66.9%	22.1%		31.1%	17.5%
(1) Our Corporate segment results for the three and nine months ended September 30, 2025 exclude pre-tax transaction-related costs of $3.0 million and $14.6 million, respectively, and the associated income tax benefit, which were nominal in amount for the 2025 three-month period and $1.1 million for the 2025 nine-month period related to the proposed merger transaction with The Doctors Company. Our Corporate segment results for the three and nine months ended September 30, 2024 exclude pre-tax transaction-related costs of $0.3 million and the associated income tax benefit of $0.1 million attributable to actuarial consulting fees paid during the second quarter of 2024 in relation to the final determination of contingent consideration associated with the NORCAL acquisition. These costs are excluded as we do not consider these items in assessing the financial performance of the segment. Additional information regarding the proposed merger transaction with The Doctors Company is provided in Note 1 of the Notes to the Condensed Consolidated Financial Statements in our September 30, 2025 report on Form 10-Q.
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NON-GAAP FINANCIAL MEASURES
Non-GAAP Operating Income (Loss)
Non-GAAP operating income (loss) is a financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income (loss), we have excluded the effects of the items listed in the following table that do not reflect normal results. We believe Non-GAAP operating income (loss) presents a useful view of the performance of our ongoing core insurance operations; however, it should be considered in conjunction with net income (loss) computed in accordance with GAAP. The following table is a reconciliation of net income (loss) to Non-GAAP operating income (loss):

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP OPERATING INCOME (LOSS)
	Three Months Ended September 30		Nine Months Ended September 30
($ in thousands, except per share data)	2025	2024	2025	2024
Net income (loss)	$1,446	$16,441	$17,545	$36,575
Items excluded in the calculation of Non-GAAP operating income (loss):
Net investment (gains) losses (1)	(841)	(2,252)	626	(5,146)
Net investment gains (losses) attributable to SPCs in which no profit/loss is retained (2)	554	416	1,238	1,743
Transaction-related costs (3)	2,983	—	14,578	320
Foreign currency exchange rate (gains) losses (4)	1,003	3,849	10,040	1,409
Non-operating income (5)	—	—	(3,162)	—
Guaranty fund assessments (recoupments)	(69)	(899)	27	(871)
Non-core operations (6)	2,976	(818)	3,538	(2,550)
Pre-tax effect of exclusions	6,606	296	26,885	(5,095)
Tax effect, at 21% (7)	(156)	(283)	(2,956)	(1,054)
After-tax effect of exclusions	6,450	13	23,929	(6,149)
Non-GAAP operating income (loss)	$7,896	$16,454	$41,474	$30,426
Per diluted common share:
Net income (loss)	$0.03	$0.32	$0.34	$0.71
Effect of exclusions	0.12	—	0.46	(0.12)
Non-GAAP operating income (loss) per diluted common share	$0.15	$0.32	$0.80	$0.59
(1) Net investment gains (losses) recognized in earnings are primarily driven by changes in the value of investments that are marked to fair value each period, the nature and timing of which are unrelated to our normal operating results. In addition, net investment gains (losses) for the nine months ended September 30, 2024 include the $6.5 million decrease to the contingent consideration liability.
(2) Net investment gains (losses) on investments related to SPCs are recognized in our Segregated Portfolio Cell Reinsurance segment. SPC results, including any net investment gain or loss, that are attributable to external cell participants are reflected in the SPC dividend expense (income). To be consistent with our exclusion of net investment gains (losses) recognized in earnings, we are excluding the portion of net investment gains (losses) that is included in the SPC dividend expense (income) which is attributable to the external cell participants.
(3) Transaction-related costs in 2025 are attributable to professional fees incurred in relation to the proposed merger transaction with The Doctors Company. Additional information regarding the proposed merger transaction with The Doctors Company is provided in Note 1 of the Notes to the Condensed Consolidated Financial Statements in our September 30, 2025 report on Form 10-Q. Transaction-related costs in 2024 are attributable to actuarial consulting fees paid during the second quarter of 2024 in relation to the final determination of contingent consideration associated with the NORCAL acquisition. We are excluding these costs as they do not reflect normal operating results and are unique and non-recurring in nature.
(4) Foreign currency exchange rate gains (losses) are reported in our Corporate segment and are primarily related to foreign currency denominated balances associated with international insurance exposures, primarily related to our strategic partnership with an international medical professional liability insured in our Specialty P&C segment. Due to the size of the loss reserves associated with these international exposures, even nominal movements in exchange rates can lead to volatility in our results of operations. We exclude foreign currency exchange rate movements as the nature and timing of these changes are not indicative of our normal core operating results. Additional information on foreign currency exchange rate gains (losses) is provided in the Executive Summary of Operations section under the heading "Revenues" in our September 30, 2025 report on Form 10-Q.
(5) Non-operating income in the 2025 nine-month period reflects proceeds of $1.0 million associated with the sale of the renewal rights related to our legal professional liability book of business to an unrelated third party in the second quarter of 2025 and a gain of $2.2 million associated with the sale of our Franklin, TN property to an unrelated third party in the first quarter of 2025. Additional information regarding the legal professional liability transaction is provided in the Segment Results - Specialty Property and Casualty section under the heading "Gross Premium Written" in our September 30, 2025 report on Form 10-Q. We are excluding these items as they do not reflect normal operating results and are unique and non-recurring in nature.
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(6) Non-core operations include the net underwriting results from operations that are currently in run-off but do not qualify for Discontinued Operations accounting treatment under GAAP. These operations include our Lloyd's Syndicates operations from our previous participation in Syndicate 1729 and Syndicate 6131 as well as our legal professional liability book of business. Net investment gains (losses) recognized in earnings associated with these operations are included in the adjustment for consolidated net investment gains (losses) as described in footnote 1.
(7) The 21% rate is the annual expected statutory tax rate associated with the taxable or tax deductible items listed above. We utilized the estimated annual effective tax rate method for the three and nine months ended September 30, 2025 and 2024. See further discussion on this method in the Critical Accounting Estimates section under the heading "Estimation of Taxes" and in Note 4 of the Notes to Condensed Consolidated Financial Statements in our September 30, 2025 report on Form 10-Q. For both the 2025 and 2024 periods, our effective tax rate was applied to these items in calculating net income (loss), excluding net investment gains (losses) and related adjustments which were treated as discrete items and were tax effected at the annual expected statutory tax rate (21%) in the period they were included in our consolidated tax provision and net income (loss). The taxes associated with the net investment gains (losses) related to SPCs in our Segregated Portfolio Cell Reinsurance segment are paid by the individual SPCs and are not included in our consolidated tax provision or net income (loss); therefore, both the net investment gains (losses) from our Segregated Portfolio Cell Reinsurance segment and the adjustment to exclude the portion of net investment gains (losses) included in the SPC dividend expense (income) in the table above are not tax effected. There are no taxes associated with our Lloyd’s Syndicates operations in our consolidated tax provision due to the availability of net operating losses and the full valuation allowance recorded against the deferred tax assets. Accordingly, all adjustments related to our Lloyd's Syndicates operations in the table above are not tax effected. The portion of transaction-related costs that is tax deductible was tax effected at the statutory tax rate (21%) while the remaining non-deductible portion was not tax effected as there was no associated income tax benefit.

Non-GAAP Adjusted Key Ratios
Certain key performance ratios include the impact of certain before-tax effects of items that do not reflect normal operating results, as discussed in the previous table. We believe adjusting our key ratios for these items presents a useful view of the performance of our ongoing core insurance operations; however, it should be considered in conjunction with ratios computed in accordance with GAAP.
Our consolidated key ratios for the three and nine months ended September 30, 2025 and 2024 include the impact of net underwriting results related to non-core operations, guaranty fund assessments and transaction-related costs (see previous discussion on these items in the previous table). Non-core operations include an underwriting loss of $3.4 million and $4.6 million for the 2025 three- and nine-month periods, respectively, associated with our Lloyd's Syndicates operations as compared to underwriting income of $0.5 million and $1.7 million for the same respective periods of 2024. Also included in non-core operations are the underwriting results associated with our legal professional liability book of business which were nominal in amount for all periods presented.
The following table is a reconciliation of our consolidated key ratios to Non-GAAP adjusted key ratios for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30
CONSOLIDATED	2025				2024
	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	81.3%	0.2	pts	81.5%	81.5%	0.3	pts	81.8%
Effect of prior accident years’ reserve development	(1.5%)	(1.6	pts)	(3.1%)	(9.0%)	(0.1	pts)	(9.1%)
Net loss ratio	79.8%	(1.4	pts)	78.4%	72.5%	0.2	pts	72.7%
Underwriting expense ratio	34.9%	(1.1	pts)	33.8%	33.1%	0.6	pts	33.7%
Combined ratio	114.7%	(2.5	pts)	112.2%	105.6%	0.8	pts	106.4%
Less: investment income ratio	17.3%	0.1	pts	17.4%	15.3%	0.4	pts	15.7%
Operating ratio	97.4%	(2.6	pts)	94.8%	90.3%	0.4	pts	90.7%

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	Nine Months Ended September 30
	2025				2024
	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	80.6%	0.2	pts	80.8%	80.5%	0.6	pts	81.1%
Effect of prior accident years’ reserve development	(4.2%)	(0.8	pts)	(5.0%)	(3.9%)	(0.3	pts)	(4.2%)
Net loss ratio	76.4%	(0.6	pts)	75.8%	76.6%	0.3	pts	76.9%
Underwriting expense ratio	35.0%	(2.0	pts)	33.0%	32.8%	0.3	pts	33.1%
Combined ratio	111.4%	(2.6	pts)	108.8%	109.4%	0.6	pts	110.0%
Less: investment income ratio	16.6%	0.1	pts	16.7%	14.8%	0.4	pts	15.2%
Operating ratio	94.8%	(2.7	pts)	92.1%	94.6%	0.2	pts	94.8%
Our Specialty P&C segment key ratios for the three and nine months ended September 30, 2025 and 2024 include the impact of net underwriting results related to non-core operations, as previously discussed, and guaranty fund assessments.
The following table is a reconciliation of our Specialty P&C segment key ratios to Non-GAAP adjusted key ratios for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30
SPECIALTY P&C SEGMENT	2025				2024
	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	83.2%	0.2	pts	83.4%	82.7%	0.5	pts	83.2%
Effect of prior accident years’ reserve development	(0.6%)	(2.0	pts)	(2.6%)	(10.5%)	(0.2	pts)	(10.7%)
Net loss ratio	82.6%	(1.8	pts)	80.8%	72.2%	0.3	pts	72.5%
Underwriting expense ratio	28.2%	0.1	pts	28.3%	27.5%	—	pts	27.5%
Combined ratio	110.8%	(1.7	pts)	109.1%	99.7%	0.3	pts	100.0%

	Nine Months Ended September 30
	2025				2024
	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	82.7%	0.3	pts	83.0%	82.1%	0.9	pts	83.0%
Effect of prior accident years’ reserve development	(4.4%)	(1.0	pts)	(5.4%)	(4.8%)	(0.4	pts)	(5.2%)
Net loss ratio	78.3%	(0.7	pts)	77.6%	77.3%	0.5	pts	77.8%
Underwriting expense ratio	27.0%	(0.1	pts)	26.9%	27.4%	0.1	pts	27.5%
Combined ratio	105.3%	(0.8	pts)	104.5%	104.7%	0.6	pts	105.3%
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Non-GAAP Operating ROE
The following table is a reconciliation of ROE to Non-GAAP operating ROE for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
ROE(1)	0.4%	5.6%	1.9%	4.2%
Effect of items excluded in the calculation of Non-GAAP operating ROE	2.0%	—%	2.5%	(0.7%)
Non-GAAP operating ROE	2.4%	5.6%	4.4%	3.5%
(1) Annualized. Refer to our September 30, 2025 report on Form 10-Q under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.
Non-GAAP Adjusted Book Value per Share
The following table is a reconciliation of our book value per share to Non-GAAP adjusted book value per share at September 30, 2025 and December 31, 2024:

Book Value Per Share
Book Value Per Share at December 31, 2024	$23.49
Less: AOCI Per Share(1)	(3.37)
Non-GAAP Adjusted Book Value Per Share at December 31, 2024	26.86
Increase (decrease) to Non-GAAP Adjusted Book Value Per Share during the nine months ended September 30, 2025 attributable to:
Net income (loss)	0.34
Other(2)	(0.06)
Non-GAAP Adjusted Book Value Per Share at September 30, 2025	27.14
Add: AOCI Per Share(1)	(1.77)
Book Value Per Share at September 30, 2025	$25.37
(1) Primarily the impact of accumulated unrealized investment gains (losses) on our available-for-sale fixed maturity investments. See Note 9 of the Notes to Condensed Consolidated Financial Statements in our September 30, 2025 report on Form 10-Q for additional information.

(2) Primarily the impact of an increase in common shares outstanding due to share-based compensation.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in medical professional liability and products liability for medical technology and life sciences. The Company also is a provider of workers’ compensation insurance in the eastern U.S. ProAssurance Group is rated “A” (Excellent) by AM Best.
For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, visit our website at https://ProAssuranceGroup.com with investor content available at https://Investor.ProAssurance.com. Our YouTube channel regularly presents insightful videos that communicate effective practice management, patient safety and risk management strategies.
Forward-Looking Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” "may," "optimistic," "possible," "potential," "preliminary," "project," "should," "will," “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing, (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that ProAssurance Corporation’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv)
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potential litigation relating to the proposed transaction that could be instituted against ProAssurance Corporation or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm ProAssurance Corporation’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of ProAssurance Corporation to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect ProAssurance Corporation’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact ProAssurance Corporation’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring ProAssurance Corporation to pay a termination fee ; and (xvii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

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